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                                                                      EXHIBIT 12

                        CIT GROUP INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

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
                                                   FOR THE SIX MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                                        MARCH 31, 2002             MARCH 31, 2001
                                                   ------------------------   ------------------------
                                                         (SUCCESSOR)               (PREDECESSOR)
Net income.......................................          $  396.3                   $  320.2
Provision for income taxes.......................             243.3                      194.5
                                                           --------                   --------
Earnings before provision for income taxes.......             639.6                      514.7
                                                           --------                   --------
Fixed charges:
  Interest and debt expense on indebtedness......             721.3                    1,277.9
  Minority interest in subsidiary trust holding
    solely debentures of the Company.............               8.1                        9.6
  Interest factor-one third of rentals on real
    and personal properties......................               7.8                        9.0
                                                           --------                   --------
Total fixed charges..............................             737.2                    1,296.5
                                                           --------                   --------
Total earnings before provision for income taxes
  and fixed charges..............................          $1,376.8                   $1,811.2
                                                           --------                   --------
Ratios of earnings to fixed charges..............              1.87x                      1.40x
                                                           ========                   ========
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